                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                   FORM 8-K/A



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 5, 1998




                       AMERICAN DENTAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                      0-19195               38-2905258
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                  Identification Number)



                 18860 West Ten Mile Road, Southfield, MI 48075
               (Address of principal executive offices)(Zip Code)



                                 (248) 395-3900
               Registrant's telephone number, including area code:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits




(a)     Financial Statements of Business Acquired






               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have audited the accompanying balance sheet of Dental Vision Direct, Inc., as of December 31, 1997 and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements as of June 30, 1998, for the six months ended June 30, 1998 and 1997, and, accordingly, we do not express an opinion on them.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dental Vision Direct, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.




GRANT THORNTON LLP

Dallas, Texas
September 25, 1998

                           DENTAL VISION DIRECT, INC.
                         (A SUBSIDIARY OF ULTRAK, INC.)

                                 BALANCE SHEETS



                                                                                     December 31,         June 30,
ASSETS                                                                                   1997               1998
                                                                                     ------------        -----------
                                                                                                         (unaudited)
CURRENT ASSETS
    Cash and cash equivalents                                                         $     2,000       $     3,221
    Trade accounts receivable, less allowance for doubtful accounts of
       $29,794 at December 31, 1997 and $49,757 at June 30, 1998                        2,371,175         1,285,122
    Inventories                                                                         2,813,209         4,203,741
    Prepaid expenses and other current assets                                             189,515            60,033
                                                                                      -----------       -----------

                 Total current assets                                                   5,375,899         5,552,117

PROPERTY, PLANT AND EQUIPMENT, at cost
    Furniture and equipment                                                               506,069           584,430
    Less: accumulated depreciation                                                        324,066           379,197
                                                                                      -----------       -----------
                                                                                          182,003           205,233

GOODWILL, net of accumulated amortization of $66,280 at
    December 31, 1997 and $110,467 at June 30, 1998                                     2,144,195         2,100,008

OTHER ASSETS                                                                               11,144               398
                                                                                      -----------       -----------

                 Total assets                                                         $ 7,713,241       $ 7,857,756
                                                                                      ===========       ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable - trade                                                          $   378,714         $ 300,853
    Accrued expenses                                                                       53,131            29,927
    Current maturities of long-term debt                                                   35,092            72,592
    Payable to parent, current portion                                                  4,311,968         4,961,410
                                                                                      -----------       -----------

                 Total current liabilities                                              4,778,905         5,364,782

LONG-TERM DEBT, less current maturities                                                    75,000            37,500

PAYABLE TO PARENT, less current portion                                                 7,000,000         7,000,000

STOCKHOLDERS' DEFICIT
    Common stock - authorized, 1,000,000 shares of $.01 par value;
       issued and outstanding 11,111 shares                                                   111               111
    Accumulated deficit                                                                (4,140,775)       (4,544,637)
                                                                                      -----------       -----------

                 Total stockholders' deficit                                           (4,140,664)       (4,544,526)
                                                                                      -----------       -----------

                 Total liabilities and stockholders' deficit                          $ 7,713,241       $ 7,857,756
                                                                                      ===========       ===========

                           DENTAL VISION DIRECT, INC.
                         (A SUBSIDIARY OF ULTRAK, INC.)





                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT




                                                                     Year ended          Six months ended June 30
                                                                    December 31,      ------------------------------
                                                                        1997              1997              1998
                                                                    ------------      -----------       ------------
                                                                                              (unaudited)

Net sales                                                            $ 7,429,647      $ 2,439,724       $ 3,629,162
Cost of sales                                                          4,965,493        1,663,421         1,835,048
                                                                     -----------      -----------       -----------

              Gross profit                                             2,464,154          776,303         1,794,114

Other operating costs:
    Marketing and sales                                                1,902,646          573,539         1,015,742
    General and administrative                                           592,291          557,787           508,594
    Depreciation and amortization                                        188,956           81,836            99,318
    Corporate expense allocation                                         596,042          244,107           426,367
                                                                     -----------      -----------       -----------
                                                                       3,279,935        1,457,269         2,050,021
                                                                     -----------      -----------       -----------

              Operating loss                                            (815,781)        (680,966)         (255,907)

Interest expense                                                         608,795          246,500           388,548

Other expense (income)                                                    28,921            2,555           (24,083)
                                                                     -----------      -----------       -----------
                                                                         637,716          249,055           364,465
                                                                     -----------      -----------       -----------

              Loss before income taxes                                (1,453,497)        (930,021)         (620,372)

Income tax benefit                                                       507,222          324,577           216,510
                                                                     -----------      -----------       -----------

              Net loss                                                  (946,275)        (605,444)         (403,862)

Accumulated deficit - beginning of year                               (3,194,500)      (3,194,500)       (4,140,775)
                                                                     -----------      -----------       -----------

Accumulated deficit - end of year                                    $(4,140,775)     $(3,799,944)      $(4,544,637)
                                                                     ===========      ===========       ===========

                           DENTAL VISION DIRECT, INC.
                         (A SUBSIDIARY OF ULTRAK, INC.)

                            STATEMENTS OF CASH FLOWS

                                                                     Year ended
                                                                    December 31,          Six months ended June 30
                                                                         1997              1997              1998
                                                                    ------------      -------------------------------
                                                                                                  (unaudited)
Cash flows from operating activities:
   Net loss                                                          $  (946,275)      $ (605,444)      $  (403,862)
   Adjustments to reconcile net loss to
      net cash used in operating activities:
        Depreciation and amortization                                    188,956           81,836            99,318
        Loss on sale of assets                                            28,301              -                 -
        Changes in operating assets and liabilities -
           net of effects of acquisition of business
              Accounts and notes receivable                           (1,634,444)         449,176         1,086,053
              Inventories                                               (674,648)        (533,944)       (1,390,532)
              Prepaid expenses                                           345,960          481,826           129,482
              Other noncurrent assets                                     (8,356)             -              10,746
              Accounts payable - trade                                   378,714           23,175           (77,861)
              Accrued expenses                                            36,128           77,556           (23,204)
                                                                     -----------       ----------       -----------

                  Net cash used in operating activities               (2,285,664)         (25,819)         (569,860)

Cash flows from investing activities:
   Purchases of property and equipment                                   (66,908)         (53,116)          (78,361)
   Acquisition of business, net of cash acquired                         (39,908)              -                 -
                                                                     -----------       ----------       -----------

                  Net cash used in investing activities                 (106,816)         (53,116)          (78,361)

Cash flows from financing activities:
   Net borrowings on notes payable                                       110,092          150,000                -
   Change in payable to parent                                         2,284,388          (69,065)          649,442
                                                                     -----------       ----------       -----------

                  Net cash provided by financing activities            2,394,480           80,935           649,442

Net increase in cash and cash equivalents                                  2,000            2,000             1,221

Cash and cash equivalents at beginning of the period                          -                -              2,000
                                                                     -----------      -----------       -----------
Cash and cash equivalents at end of the period                       $     2,000      $     2,000       $     3,221
                                                                     ===========      ===========       ===========

Supplemental cash flow information:
   Cash paid during the period for:
      Interest                                                       $        -       $        -        $        -
      Income taxes                                                            -                -                 -

Noncash investing and financing activities:
   Acquisition of business
      Fair value of assets acquired                                      150,000          150,000                -
      Less:   Cash paid                                                   39,908               -                 -
              Notes payable                                              110,092          150,000                -
                                                                     -----------      -----------       -----------

      Liabilities assumed                                            $        -       $         -        $        -
                                                                     ===========      ===========       ===========

                           DENTAL VISION DIRECT, INC.
                         (A SUBSIDIARY OF ULTRAK, INC.)

                          NOTES TO FINANCIAL STATEMENTS


NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

  Nature of Operations

  Dental Vision Direct, Inc. (the "Company") is a subsidiary of Ultrak, Inc. (Ultrak). The Company manufactures and distributes intra-oral camera products for use primarily in the dental market. The Company has a manufacturing and distribution facility in California, a distribution facility in Texas, and sells its products worldwide.

  Cash and Cash Equivalents

  The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Inventories

  Inventories are comprised principally of goods held for resale, which are valued at the lower of cost (first-in, first-out) or market.

  Property, Plant and Equipment and Depreciation

  Property, plant and equipment are carried at cost. The provision for depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from three to five years.

  Goodwill and Amortization

  Goodwill is the cost in excess of the fair value of the net assets of companies acquired in purchase transactions, and is being amortized over its estimated useful life using the straight-line method over twenty-five years.

  Accounting for Impairment of Long-Lived Assets

  The Company evaluates long-lived assets and intangibles for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Impairment is recognized when the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of such assets.

  Advertising Expense

  The Company expenses advertising costs when incurred. Advertising expenses for the year ended December 31, 1997 were approximately $104,000.

  Fair Value of Financial Instruments

  The Company's financial instruments consist of cash and debt whose carrying value approximates fair value at December 31, 1997.

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (CONTINUED)

  Income Taxes

  The Company is included in the consolidated Federal income tax return of Ultrak. Taxes are allocated to the Company by Ultrak as if it were a separate taxpayer.

  Use of Estimates

  In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Interim Financial Statements

  In the opinion of management, the unaudited interim financial statements as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 included all adjustments, consisting only of those of a recurring nature, necessary to present fairly the Company's financial position as of June 30, 1998 and the results of its operations and cash flows for the six month periods ended June 30, 1998 and 1997. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.


NOTE B - BUSINESS COMBINATION

  Effective April 1, 1997, the Company acquired all of the issued and outstanding capital stock of Veravision, Inc. ("Veravision"). The consideration consisted of $150,000 in promissory notes, approximately $2.0 million in notes and accounts receivable due from Veravision and 10% of the Company's common stock. Veravision manufactures intra-oral camera products for use primarily in the dental market.

  The acquisition was accounted for as a purchase and the operations of the purchased company have been included in the Company's statement of operations since the date of acquisition. Goodwill is being amortized on the straight-line method over twenty-five years.


NOTE C - MAJOR CUSTOMERS AND SUPPLIERS

  One customer accounted for approximately 32% of revenue for the year ended December 31, 1997. No other customer accounted for over 10% of 1997 revenues.

  Although management believes the relationship with this customer is good, the loss of this customer could have a material adverse effect on the operations of the Company.

NOTE D - LONG-TERM DEBT

  Long-term debt consists of a note payable to three individuals and represents the remaining amount due in connection with the Veravision acquisition, bears interest at 4%, payable annually, and is due in annual principal installments as follows:

          1998                                       $ 35,092
          1999                                         37,500
          2000                                         37,500
                                                     --------
                                                      110,092
          Less current maturities                      35,092
                                                     --------
                                                     $ 75,000
                                                     ========

NOTE E - COMMITMENTS AND CONTINGENCIES

  The Company leases office and warehouse space in southern California under a long-term noncancelable lease, which expires on December 31, 1999. Minimum future rental payments are as follows:

        Year ending December 31
        -----------------------
             1998                                    $ 50,136
             1999                                      50,136
                                                     --------
                                                     $100,272
                                                     ========

NOTE F - INCOME TAXES

  Deferred taxes are provided for the temporary differences between the financial reporting bases and the tax bases of the Company's assets and liabilities. The temporary differences that give rise to the deferred tax assets or liabilities at December 31, 1997 are as follows:

       Deferred tax assets
          Accounts receivable                        $ 10,398
          Inventories                                   9,625
          Accrued expenses                            108,866
          Other                                         9,612
                                                     --------
                                                      138,501
       Less valuation allowance                      (117,621)
                                                     --------
                                                       20,880
       Deferred tax liabilities
          Goodwill                                     15,441
          Other                                         5,439
                                                     --------
                                                       20,880
                                                     --------
       Net deferred tax asset                        $      -
                                                     ========

  The effective income tax rate varies from the statutory rate at December 31, 1997 due to the following:

       Income tax at statutory rate                      34.0%
       State tax, net of Federal benefits                 1.5
       Other                                             (0.6)
                                                     --------
                                                         34.9%
                                                     ========

  The income tax benefit reduces the payable to parent, and the change in the valuation allowance was $108,568 during 1997.

NOTE G - RELATED PARTY TRANSACTIONS

  Ultrak allocates certain expenses to the Company, including rent, utilities and other corporate expenses. These expenses totaled approximately $596,000 for the year ended December 31, 1997. Additionally, Ultrak pays substantially all of the Company's expenses and charges these expenses to the Company. The payable to parent (Ultrak) as of December 31, 1997 is approximately $11,312,000.

  Interest expense relates to charges from Ultrak based on the payable to parent balance. Interest is charged at a rate of 8% per annum and is recorded monthly to the payable to parent account.


NOTE H - SUBSEQUENT EVENT

  Effective August 4, 1998, all of the issued and outstanding stock of the Company was sold to American Dental Technologies, Inc. (ADT). The consideration consisted of $3 million in cash, a promissory note for $3.9 million, which is due in full on October 5, 1998 and a stock warrant for 600,000 shares of ADT common stock at $5.50 per share.





 (b)     Pro Forma Financial Statements





                                    INDEX TO
                       AMERICAN DENTAL TECHNOLOGIES, INC.

          PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


         Pro Forma Combined Condensed Statement of Operations
              (Unaudited)-Six Months Ended June 30, 1998

         Pro Forma Combined Condensed Balance Sheet
              (Unaudited)-June 30, 1998

         Pro Forma Combined Condensed Statements of Operations
              (Unaudited)-Year Ended December 31, 1997

         Notes to Pro Forma Combined Condensed Financial Statements
              (Unaudited)

                       AMERICAN DENTAL TECHNOLOGIES, INC.




        Pro Forma Combined Condensed Statement of Operations (Unaudited)
                         Six Months Ended June 30, 1998





                                                  American                       Pro Forma       Pro Forma
                                                   Dental           DVD         Adjustments       Combined
                                                   ------           ---         -----------       --------

Revenues                                         $12,104,580     $3,629,162                     $15,733,742
Cost of products sold                              5,297,384      1,835,048                       7,132,432
                                                 ----------------------------------------------------------
Gross profit                                       6,807,196      1,794,114                       8,601,310

Selling, general and administrative
     expense                                       5,050,054      2,050,021       $ (44,184)(A)
                                                     -                               79,012(B)    7,134,903
                                                 ----------------------------------------------------------
Income (loss) from operations                      1,757,142       (255,907)        (34,828)      1,466,407

Other income (expense):
     Other income (expense)                           92,879         24,083         (60,000)(C)      56,962
     Interest expense                                 (6,960)      (388,548)        388,548(A)
                                                                                   (136,500)(D)    (143,460)
                                                 ----------------------------------------------------------
Income (loss) before income tax                    1,843,061       (620,372)        157,220       1,379,909
Income tax benefit                                    -            (216,510)        216,510(A)            -
                                                 ----------------------------------------------------------
Net income (loss)                                $ 1,843,061     $ (403,862)      $ (59,290)    $ 1,379,909
                                                 ==========================================================


Net income per share
     assuming dilution                                $0.25                                           $0.19
                                                      =====                                           =====


                       AMERICAN DENTAL TECHNOLOGIES, INC.


             Pro Forma Combined Condensed Balance Sheet (Unaudited)
                                  June 30, 1998

                                              American                                Pro Forma        Pro Forma
                                               Dental               DVD              Adjustments       Combined
                                               ------               ---              -----------       --------
ASSETS
Current assets
     Cash                                   $  3,788,416       $      3,221       $     (3,221)(E)
                                                                                    (3,000,000)(F)   $    788,416
     Accounts receivable                       3,276,145          1,285,122         (1,285,122)(E)      3,276,145
     Inventories                               6,044,952          4,203,741                            10,248,693
     Prepaid expenses and other
           current assets                        374,152             60,033                               434,185
     Note receivable                             500,000                                                  500,000
                                            ---------------------------------------------------------------------
     Total current assets                     13,983,665          5,552,117         (4,288,343)        15,247,439

Property and equipment, net                    1,851,266            205,233                             2,056,499
Intangible assets                             10,736,019          2,100,008         (2,100,008)(E)
                                                                                     3,150,595(F)      13,886,614
Other assets                                     100,000                398                               100,398
                                            ---------------------------------------------------------------------
TOTAL ASSETS                                $ 26,670,950       $  7,857,756       $ (3,237,756)      $ 31,290,950
                                            =====================================================================



LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities
     Note payable                                                                 $  3,900,000(F)    $  3,900,000
     Accounts payable                       $  1,991,207       $    300,853           (300,853)(E)      1,991,207
     Compensation and employee
           benefits                              239,582                                                  239,582
     Other accrued liabilities                   350,760             29,927            (29,927)(E)        350,760
     Current maturities of long-term debt                            72,592(E)         (72,592)(E)
     Payable to parent, current portion                           4,961,410(E)      (4,961,410)(E)
                                            ---------------------------------------------------------------------
     Total current liabilities                 2,581,549          5,364,782         (1,464,782)         6,481,549

Long-term debt, less current maturities                              37,500            (37,500)(E)
Payable to parent, less current portion                           7,000,000         (7,000,000)(E)
Other non-current liabilities                    110,989                                                  110,989

Stockholders' equity
     Preferred stock
     Warrant                                                                           720,000(F)         720,000
     Common stock                                296,398                111               (111)(F)        296,398
     Additional paid in capital               42,329,316                                               42,329,316
     Accumulated deficit                     (18,519,485)        (4,544,637)         4,544,637(E)     (18,519,485)
     Foreign currency translation               (127,817)                                                (127,817)
                                            ---------------------------------------------------------------------
     Total stockholders' equity               23,978,412         (4,544,526)         5,264,526         24,698,412
                                            ---------------------------------------------------------------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                        $ 26,670,950       $  7,857,756       $ (3,237,756)      $ 31,290,950
                                            =====================================================================


                       AMERICAN DENTAL TECHNOLOGIES, INC.




        Pro Forma Combined Condensed Statement of Operations (Unaudited)
                       Year Ended Ended December 31, 1997


                                                   American                          Pro Forma      Pro Forma
                                                    Dental            DVD           Adjustments      Combined
                                                    ------            ---           -----------      --------

Revenues                                       $ 21,651,874      $  7,429,647                     $ 29,081,521
Cost of products                                  9,371,342         4,965,493                       14,336,835
                                               ---------------------------------------------------------------
Gross profit                                     12,280,532         2,464,154                       14,744,686

Selling, general and administrative
     expense                                      8,980,905         3,279,935        53,724(A)
                                                                                    180,115(B)      12,494,679
                                               ---------------------------------------------------------------
Income (loss) from operations                     3,299,627          (815,781)     (233,839)         2,250,007

Other income (expense):
     License transfer fee                           375,000                                            375,000
     Other income (expense)                                           (28,921)                         (28,921)
     Interest expense                               (52,857)         (608,795)      608,795(C)
                                                                                   (273,000)(D)       (325,857)
                                               ---------------------------------------------------------------
Income (loss) before income tax                   3,621,770        (1,453,497)      101,956          2,270,229
Income tax benefit                                                   (507,222)      507,222(A)             -
                                               ---------------------------------------------------------------
Net income (loss)                              $  3,621,770      $   (946,275)    $(405,266)      $  2,270,229
                                               ===============================================================


Net income per share
     assuming dilution                                $0.47                                              $0.30
                                                      =====                                              =====


                       AMERICAN DENTAL TECHNOLOGIES, INC.


     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

BASIS OF PRESENTATION

The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 1998 reflects the acquisition of Dental Vision Direct, Inc., ("DVD") by American Dental Technologies, Inc. as if it had occurred at the beginning of the period presented. The unaudited pro forma combined condensed balance sheet at June 30, 1998 reflects the acquisition as if it occurred on that date.

The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1997 reflects the acquisition of Dental Vision Direct, Inc. by American Dental Technologies, Inc. as if it had occurred at the beginning of the period presented.


PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma combined condensed financial statements include adjustments to increase (decrease) pro forma combined net income from continuing operations available for common shares or increase (decrease) pro forma combined stockholders' equity, as follows:

A. Elimination of historical amortization of intangible assets, interest expense and income tax benefit upon application of purchase accounting

B.   Amortization of the acquired goodwill

C. Elimination of historical interest income of the Company related to the cash used to fund the acquisition

D. Interest expense related to the debt incurred upon application of purchase accounting

E. Elimination of historical DVD assets, liabilities and accumulated deficit not assumed in the acquisition

F.   Adjustment to record goodwill, cash and debt used to fund the acquisition


(c)  Exhibits
         2.1      Stock Purchase Agreement,  dated August 5, 1998, between
                  American Dental  Technologies,  Inc. and Ultrak,  Inc. is
                  incorporated  by  reference  to Exhibit  10.56 to the Form
                  10-Q for the quarter ended June 30, 1998.
         4.13     Nontransferable   Common  Stock  Purchase  Warrant, dated
                  August 5, 1998,  540,000  shares (included in initial
                  filing)
         4.14     Nontransferable Common Stock Purchase Warrant, dated
                  August 5, 1998, 60,000 shares (included in initial filing)
         4.15     Promissory Note to Ultrak, Inc. dated August 5, 1998
                  (included in initial filing)
         23       Consent of Independent Auditors

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AMERICAN DENTAL TECHNOLOGIES, INC.



                                         /s/ Diane M. Miller
                                         ---------------------------------------
                                         Diane M. Miller
                                         Chief Financial Officer
October 20, 1998




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                                 Exhibit Index
                                 -------------


Exhibit No.                   Description
-----------                   -----------

    23                        Consent of Independent Auditors
















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